Exhibit 99.1

Contacts:	Steven O. Cordier Senior Vice President and CFO Penford Corporation 303-649-1900 steve.cordier@penx.com
Penford Reports Third Quarter Fiscal 2011 Financial Results
Consolidated revenue expanded 38%; both divisions report record quarterly revenue.
Food Ingredient business reports all-time high for quarterly sales and operating income.
Expanding cash from operations provides a source for sustainable business growth.
CENTENNIAL, CO, July 7, 2011 — Penford Corporation (Nasdaq: PENX), a leader in renewable ingredient systems for industrial and food applications, today reported that consolidated sales for the quarter ended May 31, 201l increased 38% to $85.2 million from $61.9 million a year ago. Loss from continuing operations was $0.7 million, or $0.06 per diluted share, for the quarter ended May 31, 2011 compared with a loss from continuing operations of $5.8 million, or $0.49 per diluted share last year. Third quarter fiscal 2011 results reflect an increase in accounts receivable reserve of $0.6 million in the Industrial Ingredients business.
A table summarizing quarterly financial results is shown below:
Penford Corporation — Financial Highlights

(In thousands)	Q3 FY11	Q2 FY11	Q1 FY11	Q4 FY10	Q3 FY10
Industrial Ingredients:
Sales	$61,596	$56,591	$53,930	$45,633	$42,010
Gross margin	2,609	1,458	2,904	(1,907)	(3,847)
Operating income (loss)	(734)	(1,103)	142	(5,098)	(6,847)
Depreciation and amortization	2,712	2,696	2,713	2,716	2,709

Food Ingredients:
Sales	$23,637	$17,713	$18,336	$17,369	$19,899
Gross margin	7,808	5,385	6,353	5,406	7,112
Operating income	5,517	3,576	4,808	3,698	5,018
Depreciation and amortization	510	553	561	555	564

Consolidated:
Sales	$85,233	$74,304	$72,266	$63,002	$61,909
Gross margin	10,418	6,843	9,257	3,499	3,265
Operating income (loss)	2,506	488	2,969	(2,796)	(4,091)
Depreciation and amortization	3,598	3,618	3,643	3,642	3,631
Food Ingredients Third Quarter Fiscal 2011 Results
•	Food Ingredients reported record quarterly sales of $23.6 million, up 19% from the prior year on growth in existing accounts and from new product introductions in the companion pet and gluten-free bakery segments.

•	Gross margin improved 10% on new product gains and lower unit processing costs.

•	Operating income reached an all-time quarterly record of $5.5 million compared with a previous record of $5.0 million one year ago.

Industrial Ingredients Third Quarter Fiscal 2011 Results
•	Revenue increased 47% to a record $61.6 million from $42.0 million a year ago reflecting higher corn prices that were passed through to customers, additional ethanol volumes and growth of specialty starch-based additives. Industrial starch net average selling prices for calendar 2011 rose at double-digit levels from a year ago.

•	Ethanol sales grew to $28.1 million from $14.6 million as spot prices for ethanol rose 65% from last year. Company results improved while industry crush margins were comparable to prior year as corn costs outpaced ethanol prices.

•	Sales of specialty industrial starches grew by 33% from a year ago. This category includes the Company’s Liquid Natural Additive products and the novel technology launched in November to replace fluorochemicals in food packaging applications. The Company announced the introduction of PEN-COTE® natural binder products last month that replace synthetic latex in coated paper and paperboard applications, including a newly available dry version.

•	Segment gross margin expanded $6.5 million as increased prices, greater facility throughput rates and lower unit manufacturing costs offset higher raw material costs. Industry net corn costs more than doubled from a year ago.

•	The operating loss of $0.7 million includes a $0.6 million charge to increase the accounts receivable reserve related to a paper industry customer that announced closure of its mill operations.
Consolidated Financial Third Quarter Fiscal 2011 Results
•	Cash flow from operations was $1.7 million including a $4.4 million contribution to the Company’s pension plans.

•	Interest expense, which includes dividends on preferred stock, was $2.4 million compared with $1.9 million last year.

•	Income tax expense reflects the non-deductibility of dividends and discount accretion on preferred stock.

•	Outstanding bank debt on the Company’s $60 million revolving credit facility was $22.9 million.
Conference Call
Penford will host a conference call to discuss third quarter fiscal 2011 financial and operational results today, July 7, 2011 at 9:00 a.m. Mountain time (11:00 a.m. Eastern time). Access information for the call and web-cast can be found at www.penx.com. To participate in the call on July 7, 2011, please phone 1-877-407-9205 at 8:50 a.m. Mountain Time. A replay will be available at www.penx.com.
About Penford Corporation
Penford Corporation develops, manufactures and markets specialty, natural-based ingredient systems for a variety of industrial and food applications. Penford has five manufacturing and/or research locations in the United States.
     The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in other filings with the Securities and Exchange Commission which include, but are not limited to: competition; the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors; product development risk; changes in corn and other raw material prices and availability; the Company’s inability to comply with the terms of instruments governing the Company’s debt; the effects of the current economic recession as well as other changes in general economic conditions or developments with respect to specific industries or customers affecting demand for the Company’s products, including unfavorable shifts in product mix; unanticipated costs, expenses or third party claims; interest rate, chemical and energy cost volatility; changes in returns on pension plan assets and/or assumptions used for determining employee benefit expense and obligations; unforeseen developments in the industries in which Penford operates; and other factors described in the “Risk Factors” section in reports filed by the Company with the Securities and Exchange Commission.
# # #
CHARTS TO FOLLOW

Penford Corporation
Financial Highlights

	Three months ended		Nine months ended
	May 31		May 31
	2011	2010	2011	2010
(In thousands except per share data)	(unaudited)		(unaudited)
Consolidated Results of Operations
Sales	$85,233	$61,909	$231,802	$191,272

Loss from continuing operations	$(709)	$(5,758)	$(1,948)	$(6,503)
Income (loss) from discontinued operations, net of tax	—	(218)	—	16,312

Net income (loss)	$(709)	$(5,976)	$(1,948)	$9,809

Loss per share, diluted — continuing operations	$(0.06)	$(0.49)	$(0.16)	$(0.58)
Income (loss) per share, diluted — discontinued operations	—	(0.02)	—	1.43

Income (loss) per share, diluted	$(0.06)	$(0.51)	$(0.16)	$0.85

Consolidated Cash Flows

Cash flow provided by (used in) continuing operations:
Operating activities	$1,741	$(2,054)	$(219)	$9,560
Investing activities	(2,237)	(463)	(5,640)	16,437
Financing activities	432	2,517	5,771	(31,537)

	(64)	—	(88)	(5,540)
Net cash flow provided by (used in) discontinued operations	—	—	—	(270)

Total cash used	$(64)	$—	$(88)	$(5,810)
Consolidated Balance Sheets

	May 31,	August 31,
	2011	2010
	(unaudited)
Current assets	$72,501	$61,115
Property, plant and equipment, net	107,841	111,930
Other assets	33,711	35,363

Total assets	214,053	208,408

Current liabilities	29,237	26,000
Long-term debt	24,713	21,038
Redeemable preferred stock	37,725	34,104
Other liabilities	40,692	43,694
Shareholders’ equity	81,686	83,572

Total liabilities and equity	$214,053	$208,408

Penford Corporation	Three months ended		Nine months ended
Consolidated Statements of Operations	May 31		May 31
(In thousands except per share data)	2011	2010	2011	2010
	(unaudited)		(unaudited)
Sales	$85,233	$61,909	$231,802	$191,272

Cost of sales	74,815	58,644	205,285	171,317

Gross margin	10,418	3,265	26,517	19,955

Operating expenses	6,664	6,312	17,093	18,854
Research and development expenses	1,248	1,044	3,462	3,165

Income (loss) from operations	2,506	(4,091)	5,962	(2,064)

Interest expense	2,380	1,904	6,953	5,324
Non-operating income (expense), net	(12)	(2,606)	77	(1,997)

Income (loss) before income taxes	114	(8,601)	(914)	(9,385)

Income tax expense (benefit)	823	(2,843)	1,034	(2,882)

Loss from continuing operations	(709)	(5,758)	(1,948)	(6,503)

Income (loss) from discontinued operations, net of tax	—	(218)	—	16,312

Net income (loss)	$(709)	$(5,976)	$(1,948)	$9,809

Weighted average common shares and equivalents outstanding, diluted	12,262	11,796	12,247	11,396

Loss per share, diluted — continuing operations	$(0.06)	$(0.49)	$(0.16)	$(0.58)
Income (loss) per share, diluted — discontinued operations	—	(0.02)	—	1.43

Income (loss) per share, diluted	$(0.06)	$(0.51)	$(0.16)	$0.85
# # #

7